Exhibit 10.2

[Execution Version]
[Conformed Signatures]

GUARANTY AND SECURITY AGREEMENT
by
SEARS AUTHORIZED HOMETOWN STORES, LLC
as Lead Borrower

and
THE OTHER BORROWERS AND GUARANTORS PARTY HERETO
FROM TIME TO TIME
and
GORDON BROTHERS FINANCE COMPANY,
as Agent

Dated as of February 16, 2018

TABLE OF CONTENTS
Page
PREAMBLE    1
RECITALS    1
AGREEMENT    2
ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions 2

SECTION 1.2.	Interpretation 6

SECTION 1.3.	Perfection Certificate. 7
ARTICLE II
GUARANTY

SECTION 2.1.	Guaranty. 7

SECTION 2.2.	Guaranteed Obligations Not Affected; Certain Waivers. 7

SECTION 2.3.	Security. 8

SECTION 2.4.	Guaranty of Payment. 8

SECTION 2.5.	No Discharge or Diminishment of Guaranty. 8

SECTION 2.6.	Information. 8

SECTION 2.7.	Subordination. 9
ARTICLE III

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 3.1.	Pledge; Grant of Security Interest 9

SECTION 3.2.	Secured Obligations 10

SECTION 3.3.	Security Interest 10
ARTICLE IV

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 4.1.	Delivery of Certificated Securities Collateral 11

SECTION 4.2.	Perfection of Uncertificated Securities Collateral 11

SECTION 4.3.	Financing Statements and Other Filings;
Maintenance of Perfected Security Interest    12

SECTION 4.4.	Other Actions 12

SECTION 4.5.	Supplements; Further Assurances 14

-i-

Page

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 5.1.	Title 15

SECTION 5.2.	Limitation on Liens; Defense of Claims; Transferability of Collateral 15

SECTION 5.3.	Chief Executive Office; Change of Name; Jurisdiction of Organization 15

SECTION 5.4.	Location of Inventory. 16

SECTION 5.5.	Due Authorization and Issuance 16

SECTION 5.6.	No Conflicts, Consents, etc. 16

SECTION 5.7.	Insurance 16

SECTION 5.8.	Collateral 16

SECTION 5.9.	Credit Card Receivables. 17

SECTION 5.10.	Related Intellectual Property. 17
ARTICLE VI
CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 6.1.	Pledge of Additional Securities Collateral 17

SECTION 6.2.	Voting Rights; Distributions; etc. 18

SECTION 6.3.	Organization Documents. 19

SECTION 6.4.	Defaults, Etc 19

SECTION 6.5.	Certain Agreements of Grantors As Issuers and Holders of Equity Interests. 19
ARTICLE VII
CERTAIN PROVISIONS CONCERNING CREDIT CARD RECEIVABLES

SECTION 7.1.	Special Representations and Warranties 19

SECTION 7.2.	Maintenance of Records 20

SECTION 7.3.	Modification of Terms, Etc. 20
ARTICLE VIII
REMEDIES

SECTION 8.1.	Remedies 20

SECTION 8.2.	Notice of Sale 22

SECTION 8.3.	Waiver of Notice and Claims 22

SECTION 8.4.	Certain Sales of Collateral. 22

SECTION 8.5.	No Waiver; Cumulative Remedies. 23

SECTION 8.6.	Grant of License 24

SECTION 8.7.	Application of Proceeds 24
ARTICLE IX
MISCELLANEOUS

-ii-

Page

SECTION 9.1.	Concerning the Agent 24

SECTION 9.2.	Agent May Perform; Agent Appointed Attorney-in-Fact 25

SECTION 9.3.	[Reserved.] 25

SECTION 9.4.	Continuing Security Interest; Assignment 26

SECTION 9.5.	Termination; Release. 26

SECTION 9.6.	Modification in Writing 26

SECTION 9.7.	Notices 26

SECTION 9.8.	GOVERNING LAW 26

SECTION 9.9.	CONSENT TO JURISDICTION; SERVICE OF PROCESS;
WAIVER OF JURY TRIAL    26

SECTION 9.10.	Severability of Provisions 28

SECTION 9.11.	Execution in Counterparts; Effectiveness. 28

SECTION 9.12.	No Release 28

SECTION 9.13.	Intercreditor Agreement 28

SIGNATURES

EXHIBIT 1	Form of Securities Pledge Amendment

SCHEDULE I	Intercompany Notes

SCHEDULE II	Filings, Registrations and Recordings

SCHEDULE III	Pledged Interests

SCHEDULE IV	Commercial Tort Claims

-iii-

GUARANTY AND SECURITY AGREEMENT
GUARANTY AND SECURITY AGREEMENT dated as of February 16, 2018 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by (i) SEARS AUTHORIZED HOMETOWN STORES, LLC, a Delaware limited liability company having an office at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, as lead borrower for itself and the other Borrowers (the “Lead Borrower”), (ii) THE OTHER BORROWERS LISTED ON THE SIGNATURE PAGES HERETO (together with the Lead Borrower, the “Original Borrowers”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Borrowers,” and together with the Original Borrowers, the “Borrowers”), and (iii) THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) AND THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the Original Guarantors, the “Guarantors”), as pledgors, assignors and debtors (the Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of GORDON BROTHERS FINANCE COMPANY, a Delaware corporation having an office at 800 Boylston Street, 27th Floor, Boston, Massachusetts 02199, in its capacity as administrative agent and collateral agent for the Credit Parties (as defined in the Credit Agreement defined below) pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”).

R E C I T A L S :
A.    The Original Borrowers, the Original Guarantors, the Agent, and the Lenders party thereto, among others, have, in connection with the execution and delivery of this Agreement, entered into that certain Term Loan Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    The Borrowers and the Guarantors will receive substantial benefits from the execution, delivery and performance of the Secured Obligations (as defined below) and each is, therefore, willing to enter into this Agreement.
C.    This Agreement is given by each Grantor in favor of the Agent for the benefit of the Credit Parties to secure the payment and performance of all of the Secured Obligations.
D.    It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that each Grantor execute and deliver the applicable Loan Documents, including this Agreement.
A G R E E M E N T :
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION
SECTION 1.1.    Definitions.
(a)    Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)    Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.
(c)    The following terms shall have the following meanings:
“Accommodation Payment” shall have the meaning assigned to such term in SECTION 2.7 hereof.
“Additional Borrowers” shall have the meaning assigned to such term in the Preamble hereof.
“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Agent” shall have the meaning assigned to such term in the Preamble hereof.
“Agreement” shall have the meaning assigned to such in the Preamble hereof.
“Allocable Amount” shall have the meaning assigned to such term in SECTION 2.7 hereof.
“Borrowers” shall have the meaning assigned to such term in the Preamble hereof.
“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.
“Collateral” shall have the meaning assigned to such term in SECTION 3.1 hereof.
“Contracts” shall mean, collectively, with respect to each Grantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any other party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each DDA, “control,” as such term is defined in Section 9‑104 of the UCC, and (ii) in the case of any security entitlement, “control,” as such term is defined in Section 8‑106 of the UCC.
“Control Agreements” shall mean, collectively, the Blocked Account Agreements and the Securities Account Control Agreements.
“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office and (ii) the right to obtain all renewals thereof.
“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
“Distributions” shall mean, collectively, with respect to each Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Interests or Intercompany Notes.
“Excluded Equity” means any (a) voting Equity Interest or group of Equity Interests issued by any CFC representing more than 65% of the total voting power of all outstanding “stock entitled to vote” within the meaning of Treasury Regulations §1.956-2(c)(2), or (b) Equity Interest in any Foreign Subsidiary Holding Company.
“Excluded Property” shall mean the following:
(a)    any contract, license, agreement, permit or lease held by any Grantor (i) if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or result in such Grantor’s loss of use of such asset or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, contract, agreement, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity) or (ii) to the extent that applicable Law prohibits the creation of a security interest therein or thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity);
(b)    any Excluded Equity;
(c)    any specifically identified assets as to which the Agent shall reasonably determine in writing (in consultation with the Lead Borrower) that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby;
(d)    any property or assets owned by a Foreign Subsidiary;

(e)    any fee-owned interests in real property;
(f)    any real or personal property consisting solely of fixed or capital assets that is subject to a “purchase money security interest”, permitted under the Credit Agreement, to the extent that such documents and agreements evidencing such purchase money security interest prohibit the creation by a Grantor of a junior security interest therein, unless the holder thereof has consented to the creation of such a junior security interest; and
(g)    any Intellectual Property;
provided, however, that in each case described in clause (a) above, such property shall constitute “Excluded Property” only to the extent and for so long as such contract, license, permit, lease or applicable Law validly prohibits the creation of a Lien on such property in favor of the Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property”; provided further, that “Excluded Property” shall not include the right to receive any proceeds arising therefrom, the right to receive any payment of money (including, without limitation, General Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC or any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property).
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia (or any political subdivision thereof, territories or possessions of the United States or Puerto Rico).
“General Intangibles” shall mean, collectively, with respect to each Grantor, all “general intangibles,” as such term is defined in the UCC, of such Grantor and, in any event, shall include, without limitation, (i) all of such Grantor’s rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Grantor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, field repair data, accounting information pertaining to such Grantor’s operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Grantor pertaining to operations now or hereafter conducted by such Grantor or any of the Collateral including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, (vii) all Payment Intangibles and all rights to payment of such Grantor from other Persons (including in respect of Indebtedness owing to such Grantor by other Persons), and (viii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral and claims for tax or other refunds against any Governmental Authority relating to any Collateral.

“Grantor” shall have the meaning assigned to such term in the Preamble hereof.
“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Guaranteed Obligations” shall have the meaning assigned to such term in SECTION 2.1 hereof.
“Instruments” shall mean, collectively, with respect to each Grantor, all “instruments,” as such term is defined in Article 9 of the UCC, and shall include, without limitation, all promissory notes (including the Intercompany Notes), drafts, bills of exchange or acceptances.
“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes payable to a Loan Party and described on Schedule I hereto and each intercompany note hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent not prohibited by the terms of the Loan Documents.
“Lead Borrower” shall have the meaning assigned to such term in the Preamble hereof.
“Letters of Credit” unless the context otherwise requires, shall have the meaning given to such term in the UCC.
“Original Borrowers” shall have the meaning assigned to such term in the Preamble hereof.
“Original Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Perfection Certificate” shall mean that certain Perfection Certificate dated as of the date hereof, executed and delivered by each Grantor in favor of the Agent for the benefit of the Credit Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Agent) executed and delivered by the applicable Borrower or Guarantor in favor of the Agent for the benefit of the Credit Parties contemporaneously with the execution and delivery of a joinder agreement executed in accordance with Section 6.11 of the Credit Agreement, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.
“Pledged Interests” shall mean, collectively, with respect to each Grantor, all Equity Interests in any issuer now existing or hereafter acquired or formed, including, without limitation, all Equity Interests of such issuer described in Schedule III hereof and all Equity Interests in any successor corporation or interests or certificates of any successor limited liability company, partnership or other entity owned by such Grantor formed by or resulting from any consolidation or merger in which any Person listed in Section I of the Perfection Certificate is not the surviving entity, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests issued by any such issuer or any such successor Person under the Organization Documents of any such issuer or any such successor Person, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and all other Investment Property owned by such Grantor.
“Secured Obligations” shall mean the Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations.
“Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Agent with respect to any Securities Account of a Grantor.
“Securities Act” means the Securities Exchange Act of 1933, as amended and the applicable regulations promulgated by the Securities and Exchange Commission pursuant to such Act.
“Securities Collateral” shall mean, collectively, the Pledged Interests, the Intercompany Notes and the Distributions.
“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.
“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
“UFCA” shall have the meaning assigned to such term in SECTION 2.7 hereof.
“UFTA” shall have the meaning assigned to such term in SECTION 2.7 hereof.
SECTION 1.2.    Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.

SECTION 1.3.    Perfection Certificate. The Agent and each Grantor agree that the Perfection Certificate, and all schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
GUARANTY
SECTION 2.1.    Guaranty.
Each Grantor irrevocably and unconditionally guaranties, jointly with the other Grantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by the Borrowers and each other applicable Loan Party of all Obligations (collectively, the “Guaranteed Obligations”), including all such Guaranteed Obligations which shall become due but for the operation of any Debtor Relief Law. Each Grantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Agreement notwithstanding any extension or renewal of any Guaranteed Obligation.
SECTION 2.2.    Guaranteed Obligations Not Affected; Certain Waivers.
To the fullest extent permitted by applicable Law, each Grantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of this guaranty, notice of protest for nonpayment and all other notices of any kind. To the fullest extent permitted by applicable Law, the obligations of each Grantor hereunder shall not be discharged or impaired or otherwise affected by (a) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, any other Loan Document or any other agreement delivered or given in connection herewith or therewith, with respect to any Loan Party or with respect to the Guaranteed Obligations, (b) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Agent or any other Credit Party, or (c) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
Each Grantor waives to the fullest extent permitted by Law (a) any defense arising by reason of any disability or other defense of any Loan Party, or the cessation from any cause whatsoever (including any act or omission of the Agent or any other Credit Party) of the liability of any Loan Party; (b) any defense based on any claim that the Grantor’s obligations exceed or are more burdensome than those of any other Loan Party; (c) the benefit of any statute of limitations affecting the Grantor’s liability hereunder; (d) any right to require the Agent or any other Credit Party to proceed against any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the Agent’s or any other Credit Parties’ power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by the Agent or any other Credit Party; (f) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Grantor hereunder and (g) any and all other defenses or benefits that may be derived from or afforded by applicable Laws limiting the liability of or exonerating guarantors or sureties, other than (upon the termination or expiration of the commitments of the Lenders and the facilities provided by the Lenders with respect to the Guaranteed Obligations) the defense that the Guaranteed Obligations have been fully performed and paid in full in cash.
SECTION 2.3.    Security.
Each of the Grantors hereby acknowledges and agrees that the Agent and each of the other Credit Parties may (a) take and hold security for the payment of this guaranty and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine (subject to any limitations contained herein), and (c) release or substitute any one or more endorsees, the Borrowers or other obligors, in each case without affecting or impairing in any way the liability of any Grantor hereunder.
SECTION 2.4.    Guaranty of Payment.
Each of the Grantors further agrees that this guaranty constitutes a guaranty of payment and performance when due of all Guaranteed Obligations and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Agent or any other Credit Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Credit Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Guaranteed Obligations. Any payment required to be made by the Grantors hereunder may be required by the Agent or any other Credit Party on any number of occasions and shall be payable to the Agent, for the benefit of the Agent and the other Credit Parties, in the manner provided in the Credit Agreement.
SECTION 2.5.    No Discharge or Diminishment of Guaranty.
The obligations of each Grantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than the defense of payment in full in cash of the Guaranteed Obligations). Without limiting the generality of the foregoing, the Guaranteed Obligations of each Grantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, the Credit Agreement, any other Loan Document or any other agreement delivered or given in connection herewith or therewith, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Grantor or that would otherwise operate as a discharge of any Grantor as a matter of law or equity (other than a written release of such Grantor from the Agent in accordance with the terms of the Loan Documents or the payment in full in cash of the Guaranteed Obligations).
SECTION 2.6.    Information.
Each of the Grantors assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Grantor assumes and incurs hereunder, and agrees that none of the Agent or the other Credit Parties will have any duty to advise any of the Grantors of information known to it or any of them regarding such circumstances or risks.
SECTION 2.7.    Subordination.
Upon payment by any Grantor of any Guaranteed Obligations, all rights of such Grantor against any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all of the Guaranteed Obligations (other than contingent indemnification obligations for which a claim has not been asserted). If any amount shall erroneously be paid to any Grantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under the Credit Agreement, this Agreement or any other Loan Document, as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower under the Credit Agreement, this Agreement or any other Loan Document or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. Anything herein or in any other Loan Document to the contrary notwithstanding, in any action or proceeding under any Debtor Relief Law or other Law affecting the rights of creditors generally, if the Obligations of each Grantor would be held or determined to be void, voidable, invalid or unenforceable, then notwithstanding any other provision to the contrary in this Agreement or any other Loan Document, the amount of such liability, without any further action by such Grantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.
ARTICLE III

GRANT OF SECURITY AND SECURED OBLIGATIONS
SECTION 3.1.    Pledge; Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Agent for its benefit and for the benefit of the other Credit Parties, a Lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under all personal property and interests in such personal property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”), including, without limitation:

(i)    all Accounts;
(ii)    all Goods, including Equipment, Inventory and Fixtures;
(iii)    all Documents (including, if applicable, electronic Documents), Instruments and Chattel Paper (whether tangible or electronic);
(iv)    all Letters of Credit and Letter-of-Credit Rights;
(v)    all Securities Collateral;
(vi)    all Investment Property;
(vii)    all Commercial Tort Claims, including, without limitation, those described in Schedule IV to this Agreement;
(viii)    all General Intangibles (other than Intellectual Property);
(ix)    all Deposit Accounts and Securities Accounts;
(x)    all Supporting Obligations;
(xi)    all books and records relating to the Collateral; and
(xii)    to the extent not covered by clauses (i) through (xi) of this sentence, all other personal property of such Grantor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing, but, in each case, excluding any Intellectual Property;
Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property, and the Grantors shall from time to time at the reasonable request of the Agent give written notice to the Agent identifying in reasonable detail the Excluded Property and shall provide to the Agent such other information regarding the Excluded Property as the Agent may reasonably request.
SECTION 3.2.    Secured Obligations. This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.
SECTION 3.3.    Security Interest. Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (ii) a description of the Collateral as set forth in SECTION 3.1 above. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Agent promptly upon request.

(a)    Each Grantor hereby ratifies its prior authorization for the Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.
ARTICLE IV

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL
SECTION 4.1.    Delivery of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank or the applicable Grantor has otherwise satisfied the requirements of SECTION 4.4(b), and that as of the date hereof the Agent has a perfected first priority (subject only to the Revolver Agent Liens) security interest therein. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof, shall promptly (and in any event within five (5) Business Days) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Agent pursuant hereto or the applicable Grantor has otherwise satisfied the requirements of SECTION 4.4(b) with respect thereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, at any time upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.
SECTION 4.2.    Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that as of the date hereof the Agent has a perfected first priority (subject only to the Revolver Agent Liens) security interest in all uncertificated Pledged Interests pledged by it hereunder that are in existence on the date hereof (subject only to the Revolver Agent Liens) and that the applicable Organization Documents do not require the consent of the other shareholders, members, partners or other Persons to permit the Agent or its designees to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto. Each Grantor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law and upon the request of the Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge, and shall otherwise comply with the provisions of SECTION 6.1 hereof, and give the Agent the right to transfer such Pledged Interests under the terms hereof and upon the reasonable request of the Agent, provide to the Agent an opinion of counsel, in form and substance reasonably satisfactory to the Agent, confirming such pledge and perfection thereof. Each Grantor hereby represents and warrants that no uncertificated Pledged Interests of an issuer that is a Subsidiary of such Grantor and that are required to be pledged hereunder is a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of such issuer of such Pledged Interests. Each Grantor agrees that it shall not opt to have any uncertificated Pledged Interests of an issuer that is a Subsidiary of such Grantor and that is required to be pledged hereunder be treated as a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of such issuer of such Pledged Interests.
SECTION 4.3.    Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Grantor represents and warrants that the security interests granted pursuant to this Agreement will, upon completion of the filings and other actions specified on Schedule II (which, in the case of all filings and other documents referred to on said Schedule, have been or will be delivered to the Agent in completed and, if applicable, duly executed form in accordance with the Credit Agreement and the other Loan Documents) constitute valid perfected security interests in all of the Collateral as of the date hereof in favor of the Agent, for the ratable benefit of the Credit Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor. Each Grantor agrees that at the sole cost and expense of the Grantors, (i) such Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected security interest having the priority required by the Credit Agreement and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Encumbrances and subject to the rights of the Grantors to dispose of the Collateral to the extent permitted under the Loan Documents), (ii) such Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Agent, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Loan Documents and the rights and powers herein and therein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other applicable Laws) and, to the extent applicable, the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Agent and in such offices as the Agent may reasonably request.
SECTION 4.4.    Other Actions. In order to further evidence the attachment, perfection and priority of, and the ability of the Agent to enforce, the Agent’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:
(a)    Instruments and Tangible Chattel Paper. As of the date hereof (i) no amount payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than (a) such Instruments and Tangible Chattel Paper listed in Section II. E. of the Perfection Certificate and (b) Instruments with a face value equal to or less than $250,000 individually or $1,000,000 in the aggregate as to all such Instruments held by or payable to any Grantor, and (ii) each Instrument and each item of Tangible Chattel Paper listed in Section II. E. of the Perfection Certificate, to the extent requested by the Agent, has been properly endorsed, assigned and delivered to the Agent, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank. If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may reasonably request from time to time.

(b)    Investment Property. (c) As of the date hereof (1) it has no Securities Accounts other than those listed in Section II.B. of the Perfection Certificate, (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities constituting Pledged Interests other than those with respect to which the Agent has a perfected first priority (subject only to the Revolver Agent Liens) security interest in such Pledged Interests, and (3) it has entered into a duly authorized, executed and delivered Control Agreement with respect to each Securities Account listed in Section II.B. of the Perfection Certificate pursuant to which the Agent has a perfected first priority (subject only to the Revolver Agent Liens) security interest in such Securities Accounts by Control.
(1)    If any Grantor shall at any time hold or acquire any certificated Securities, other than any Securities constituting Excluded Equity not required to be pledged hereunder, such Grantor shall promptly (a) notify the Agent thereof and endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Agent or (b) deliver such Securities into a Securities Account with respect to which a Control Agreement is in effect in favor of the Agent. If any Securities now or hereafter acquired by any Grantor, other than any Securities constituting Excluded Equity not required to be pledged hereunder, are uncertificated, such Grantor shall promptly notify the Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) grant Control to the Agent and cause the issuer to agree to comply with instructions from the Agent as to such Securities, without further consent of any Grantor or such nominee, (b) cause a security entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Agent has Control or (c) arrange for the Agent to become the registered owner of the Securities. Grantor shall not hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Grantor shall have given the Agent five (5) Business Days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, and (2) such Securities Intermediary and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account. Each Grantor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Agent and promptly upon receipt thereof, deposit any cash received by it into an account with respect to which the Agent has Control, or with respect to any Investment Property or additional Securities, take such actions as required above with respect to such Securities. No Grantor shall grant Control over any Pledged Interests to any Person other than the Agent (subject to clause (r) of the definition of Permitted Encumbrances and to the Revolver Agent Liens).
(2)    As between the Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Interests, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Interests, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Agent, a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this SECTION 4.4(b) shall release or relieve any Securities Intermediary of its duties and obligations to the Grantors or any other Person under any Control Agreement or under applicable Law. Each Grantor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Pledged Interests. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Agent for all costs and expenses incurred by the Agent under this SECTION 4.4(b).
(d)    Electronic Chattel Paper and Transferable Records. As of the date hereof no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Agent thereof and shall take such action as the Agent may reasonably request to vest in the Agent control under UCC Section 9‑105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Grantor to make alterations to such Electronic Chattel Paper or transferable record permitted under UCC Section 9‑105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.
(e)    Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor (which for the avoidance of doubt, shall not include any “Letter of Credit” issued pursuant to the Revolver Credit Agreement), such Grantor shall promptly notify the Agent thereof and such Grantor shall, during the continuance of an Event of Default, at the request of the Agent, arrange for the Agent to become the beneficiary of such Letter of Credit; provided that during the continuance of a Cash Dominion Event, any proceeds received by such Grantor (or the Agent, if applicable) on account of any drawing under any such Letter of Credit shall be applied as provided in the Credit Agreement.
(f)    Commercial Tort Claims. As of the date hereof it holds no Commercial Tort Claims other than those listed in Schedule IV to this Agreement. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall immediately notify the Agent in writing signed by such Grantor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.
SECTION 4.5.    Supplements; Further Assurances. Each Grantor shall take such further actions, and execute and deliver to the Agent such additional assignments, agreements, supplements, powers and instruments, as the Agent may in its reasonable judgment deem necessary or appropriate, wherever required by Law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Agent or permit the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, except that, notwithstanding anything herein to the contrary, under no circumstances will any Grantor be required to take action under, or provide documentation governed by, the Laws of any jurisdiction other than the United States or any State thereof or the District of Columbia (or any political subdivision thereof, territories or possessions of the United States or Puerto Rico) and under no circumstances will any Grantor be required to deliver any certificate of title to Agent. If an Event of Default has occurred and is continuing, the Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors. The Grantors and the Agent acknowledge that this Agreement is intended to grant to the Agent for the benefit of the Credit Parties a security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.
ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS
In addition to, and without limitation of, each of the representations, warranties and covenants set forth in the Credit Agreement and the other Loan Documents, each Grantor represents, warrants and covenants as follows:
SECTION 5.1.    Title. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent pursuant to this Agreement or as are permitted by the Credit Agreement. No Person other than the Agent has Control or possession of all or any part of the Collateral except as permitted by the Credit Agreement.
SECTION 5.2.    Limitation on Liens; Defense of Claims; Transferability of Collateral. Except for the security interest granted to the Agent for the ratable benefit of the Credit Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Credit Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. Each Grantor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Agent or any other Credit Party other than Permitted Encumbrances.
SECTION 5.3.    Chief Executive Office; Change of Name; Jurisdiction of Organization. The exact legal name, type of organization, jurisdiction of organization, federal taxpayer identification number, organizational identification number (if any) and chief executive office of such Grantor is indicated next to its name in Sections I.A. and I.B. of the Perfection Certificate. Such Grantor agrees (A) to provide such notice with respect to any change to any of the foregoing as provided in the Credit Agreement and (B) to take all action reasonably requested by the Agent to maintain the perfection and priority of the security interest of the Agent for the benefit of the Credit Parties in the Collateral intended to be granted hereunder. Each Grantor agrees to promptly provide the Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.
(a)    The Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in SECTION 5.3(a). If any Grantor fails to provide information to the Agent about such changes on a timely basis, the Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Grantor’s property, for which the Agent needed to have information relating to such changes. The Agent shall have no duty to inquire about such changes if any Grantor does not inform the Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Agent to search for information on such changes if such information is not provided by any Grantor.
SECTION 5.4.    Location of Inventory. As of the Effective Date, other than locations where any Grantor maintains Collateral with a value equal to or less than $25,000 individually or $250,000 in the aggregate as to all such locations, all Inventory (and all books and records related thereto) of such Grantor is located at the chief executive office or such other location listed in the Perfection Certificate or in transit between such locations.
SECTION 5.5.    Due Authorization and Issuance. All of the Pledged Interests of an issuer that is a Subsidiary of a Grantor have been, and to the extent any Pledged Interests are hereafter issued, such shares or other equity interests will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable.
SECTION 5.6.    No Conflicts, Consents, etc. No consent of any party (including, without limitation, equity holders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or other Person is required (A) for the grant of the security interest by such Grantor of the Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Grantor, or (B) for the exercise by the Agent of the rights provided for in this Agreement, except for such consents, authorizations, approvals, licenses or other actions as have previously been obtained on or prior to the date hereof. Following the occurrence and during the continuance of an Event of Default, if the Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and reasonably determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
SECTION 5.7.    Insurance. Such Grantor shall maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement. Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto (it being understood and agreed that after the occurrence and during the continuance of a Cash Dominion Event, such Grantor shall remit to the Agent any such proceeds of insurance policies as and to the extent required by the Credit Agreement). In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable. All sums disbursed by the Agent in connection with this SECTION 5.7, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Secured Obligations secured hereby.
SECTION 5.8.    Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Credit Party in connection with this Agreement relating to the Collateral, is accurate and complete in all material respects. The Collateral described on the schedules annexed hereto or in the Perfection Certificate constitutes all of the property of such type of Collateral owned or held by the Grantors.
SECTION 5.9.    Credit Card Receivables.
(a)    No amount payable to such Grantor under or in connection with any Credit Card Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent to the extent required pursuant to SECTION 4.4(a) of this Agreement.
(b)    None of the obligors on any Credit Card Receivable is a Governmental Authority.
(c)    Each Eligible Credit Card Receivable is a bona fide existing payment obligation of a credit card payment processor or an issuer of credit cards to a Grantor resulting from charges by a customer of a Grantor on credit cards issued by such issuer in connection with the sale of goods by such Grantor, or services performed by such Grantor, in each case in the ordinary course of its business.
(d)    Except as would not be reasonably expected to result in a Material Adverse Effect, there are no facts, events or occurrences which would impair the validity of any Credit Card Receivable, or tend to reduce the amount payable thereunder from the face amount of the claim or invoice or statements delivered to the Agent with respect thereto (other than arising in the ordinary course of business).
SECTION 5.10.    Related Intellectual Property.
Each Grantor owns or has a license to use all Intellectual Property which is reasonably necessary to sell the Collateral in the ordinary course of such Grantor’s business. Such Grantor shall take all reasonably necessary steps to maintain and preserve the benefit of each Trademark License, Copyright License and Patent License which relates to Intellectual Property to the extent that the use of such Intellectual Property would be reasonably necessary in connection with the Agent’s enforcement of any of its remedies under the Loan Documents. Except for consents which have been obtained, such Grantor does not own any Eligible Inventory which is subject to any Copyright License, Trademark License or Patent License or similar agreement with any third party which would require any consent of any third party upon sale or disposition of that Eligible Inventory pursuant to a going-out-of-business sale, orderly liquidation or similar sale, in each case to the extent such going-out-of-business sale, orderly liquidation or similar sale is conducted at the Stores or at any location operated by a Third Party Dealer or Third Party Franchisee, and such Grantor will promptly deliver notice to the Agent upon entering into any Copyright License, Trademark License or Patent License or amendment thereto which would require any such consent.
ARTICLE VI
CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 6.1.    Pledge of Additional Securities Collateral. Each Grantor shall, upon obtaining any Pledged Interests or Intercompany Notes constituting Collateral of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Agent and promptly deliver to the Agent a pledge amendment, duly executed by such Grantor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 4.1 and SECTION 4.2 hereof in respect of the additional Pledged Interests or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Interests or Intercompany Notes. Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Interests or Intercompany Notes listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral.
SECTION 6.2.    Voting Rights; Distributions; etc.
(a)    So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations.
(b)    Upon the occurrence and during the continuance of any Event of Default, upon written notice to the Lead Borrower by the Agent, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise with respect to the Securities Collateral pursuant to SECTION 6.2(a) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights under SECTION 6.2(a). After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 6.2(a) hereof.
(c)    So long as no Cash Dominion Event shall have occurred and be continuing, each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be promptly delivered to the Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). The Agent shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 6.2(c).
(d)    Upon the occurrence and during the continuance of any Cash Dominion Event, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 6.2(c) hereof shall cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions. After such Cash Dominion Event is no longer continuing, each Grantor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to SECTION 6.2(c).
(e)    Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may reasonably request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 6.2(b) hereof and to receive all Distributions which it may be entitled to receive under SECTION 6.2(d) hereof.
(f)    All Distributions which are received by any Grantor contrary to the provisions of SECTION 6.2(c) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).
SECTION 6.3.    Organization Documents.
As of the Effective Date, each Grantor has delivered to the Agent true, correct and complete copies of its Organization Documents. The Organization Documents are in full force and effect. No Grantor shall elect to treat any Pledged Interests of an issuer that is a Subsidiary of such Grantor that are required to be pledged hereunder as a security under Section 8-103 of the UCC.
SECTION 6.4.    Defaults, Etc. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Interests pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder. As of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Agent) which evidence any Pledged Interests of such Grantor.
SECTION 6.5.    Certain Agreements of Grantors As Issuers and Holders of Equity Interests.
(a)    In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
(b)    In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity (to the extent constituting Collateral) and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VII
CERTAIN PROVISIONS CONCERNING CREDIT CARD RECEIVABLES
SECTION 7.1.    Special Representations and Warranties. As of the time when any of its Credit Card Receivables is included in the Borrowing Base as an Eligible Credit Card Receivable, each Grantor shall be deemed to have represented and warranted that such Credit Card Receivable, and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, and (iii) are in all material respects in compliance and conform with all applicable federal, state and local Laws and applicable Laws of any relevant foreign jurisdiction.
SECTION 7.2.    Maintenance of Records. Each Grantor shall keep and maintain at its own cost and expense complete records of each Credit Card Receivable, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of all Credit Card Receivables, including, without limitation, all documents evidencing such Credit Card Receivables and any books and records relating thereto to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Credit Card Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Credit Card Receivables or the Agent’s security interest therein in accordance with applicable Law without the consent of any Grantor.
SECTION 7.3.    Modification of Terms, Etc. No Grantor shall rescind or cancel any indebtedness evidenced by any Credit Card Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Credit Card Receivable or interest therein except in the ordinary course of business consistent with prudent business practice or in accordance with the Credit Agreement without the prior written consent of the Agent.
ARTICLE VIII
REMEDIES
SECTION 8.1.    Remedies. Upon the occurrence and during the continuance of any Event of Default the Agent may, or, at the request of the Required Lenders, shall, from time to time in respect of the Collateral, in addition to the other rights and remedies provided for herein, under applicable Law or otherwise available to it:

(i)    Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;
(ii)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Agent and shall promptly pay such amounts to the Agent;
(iii)    Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
(iv)    Take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Agent at any place or places reasonably selected by the Agent, in which event such Grantor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Agent and therewith delivered to the Agent, (B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Time is of the essence with respect to each Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 8.1. Upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation;
(v)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Secured Obligations as provided in SECTION 8.7 hereof;
(vi)    Retain and apply the Distributions to the Secured Obligations as provided in Article VIII hereof;
(vii)    Subject to the limitation set forth in SECTION 6.2, exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and
(viii)    Exercise all the rights and remedies of a secured party under the UCC, and the Agent may also in its sole discretion, without notice except as specified in SECTION 8.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, as part of one or more going out of business sales in the Agent’s own right or by one or more agents and contractors, all as the Agent, in its sole discretion, may deem advisable, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem advisable. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Upon reasonable notice, the Agent shall have the right to conduct such sales on any Grantor’s premises and shall have the right to use any Grantor’s premises without charge for such sales for such time or times as the Agent may reasonably see fit.  The Agent and any agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. The Agent or any other Credit Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the fullest extent permitted by Law, each Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
SECTION 8.2.    Notice of Sale. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide such Grantor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under Law) any right to notification of sale or other intended disposition.
SECTION 8.3.    Waiver of Notice and Claims. Each Grantor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Agent’s taking possession or the Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under law, and each Grantor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) except as otherwise expressly provided herein, all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Agent shall not be liable for any incorrect or improper payment made pursuant to this ARTICLE VIII in the absence of gross negligence or willful misconduct. Any sale of or any other realization upon, any Collateral in accordance with this Agreement shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.
SECTION 8.4.    Certain Sales of Collateral.
(a)    Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Agent shall have no obligation to engage in public sales.
(b)    Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities Laws, the Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would agree to do so.
(c)    If the Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Grantor shall from time to time furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 8.4 will cause irreparable injury to the Agent and the other Credit Parties, that the Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 8.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives, to the fullest extent it can do so in accordance with applicable Law, and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such Secured Obligation or that no Event of Default has occurred and is continuing.

SECTION 8.5.    No Waiver; Cumulative Remedies.No failure on the part of the Agent to exercise, no course of dealing with respect to, and no delay on the part of the Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by Law.
(i)    In the event that the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case, the Grantors, the Agent and each other Credit Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent and the other Credit Parties shall continue as if no such proceeding had been instituted.
SECTION 8.6.    Grant of License. For the purpose of enabling the Agent, during the continuance of an Event of Default, to exercise rights and remedies under this ARTICLE VIII at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Related Intellectual Property, and any Real Estate or other assets now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided that, notwithstanding the foregoing, except as provided in any agreement between the Agent and the owner or licensor of such Intellectual Property, Real Estate or other assets (including, without limitation, the Sears Tri-Party Agreement), this Agreement shall not constitute a license to use, license or sublicense, any Intellectual Property to the extent such license or sublicense is prohibited by or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such Intellectual Property, except to the extent that (x) the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, or (y) the contract, license, agreement, instrument or other document pursuant to which such Grantor was granted its rights to any such Intellectual Property was issued by a Subsidiary or Affiliate of such Grantor (and is not subject to an applicable constraint in an over-license or other agreement with a third party).
SECTION 8.7.    Application of Proceeds. The proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies shall be applied, together with any other sums then held by the Agent pursuant to this Agreement, in accordance with and as set forth in Section 8.03 of the Credit Agreement.
ARTICLE IX
MISCELLANEOUS

SECTION 9.1.    Concerning the Agent.
(i)    The Agent has been appointed as administrative agent and collateral agent pursuant to the Credit Agreement. The actions of the Agent hereunder are subject to the provisions of the Credit Agreement. The Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents or attorneys-in-fact. The Agent may resign and a successor Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Agent by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Agreement, and the retiring Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Agent.
(ii)    The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Agent nor any of the other Credit Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Agent or any other Credit Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.
(iii)    The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(iv)    If any item of Collateral also constitutes collateral granted to Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Agent, in its sole discretion, shall select which provision or provisions shall control.
SECTION 9.2.    Agent May Perform; Agent Appointed Attorney-in-Fact.
(i)    During the continuance of an Event of Default, if (1) any Grantor shall fail to perform any covenants contained in this Agreement or, with respect to covenants relating to the protection or preservation of the Collateral, in the Credit Agreement (including, without limitation, such Grantor’s covenants to (A) pay the premiums in respect of all required insurance policies hereunder, (B) pay taxes, (C) make repairs, (D) discharge Liens and (E) pay or perform any other obligations of such Grantor with respect to any Collateral) or (2) any warranty on the part of any Grantor contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby. Any and all amounts so expended by the Agent shall be paid by the Grantors in accordance with the terms of Section 10.04 of the Credit Agreement. Neither the provisions of this SECTION 9.2 nor any action taken by Agent pursuant to the provisions of this SECTION 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default.
(ii)    Each Grantor hereby appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, for the purpose of carrying out the terms of this Agreement, from time to time after the occurrence and during the continuation of an Event of Default, to take any and all appropriate action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Agent reasonably deems necessary to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. Anything in this Section 9.2(ii) to the contrary notwithstanding, the Agent agrees that it will not exercise any right under the power of attorney provided for in this Section 9.2(ii) unless an Event of Default shall have occurred and be continuing.
SECTION 9.3.    [Reserved.]
SECTION 9.4.    Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns, and (ii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Credit Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Credit Party may, subject to the provisions of the Credit Agreement, assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise.
SECTION 9.5.    Termination; Release.
This Agreement, the Lien in favor of the Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall terminate in accordance with Section 10.21 of the Credit Agreement.
SECTION 9.6.    Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Agent and the Grantors. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 9.7.    Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Grantor, addressed to it at the address of the Lead Borrower set forth in the Credit Agreement and as to the Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other parties hereto complying as to delivery with the terms of this SECTION 9.7.
SECTION 9.8.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.9.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)    EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    EACH GRANTOR AGREES THAT ANY ACTION COMMENCED BY ANY GRANTOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE AGENT MAY ELECT IN ITS

SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.10.    Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 9.11.    Execution in Counterparts; Effectiveness.
This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.12.    No Release. Nothing set forth in this Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Agent or any other Credit Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith.
SECTION 9.13.    Intercreditor Agreement. The parties hereto acknowledge: (i) that the exercise of certain of the Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the ABL Intercreditor Agreement, and (ii) to the extent any Grantor is required to deliver any Collateral to the Agent for purposes of possession and control and is unable to do so as a result of having delivered such Collateral to the Revolver Agent in accordance with the terms of the ABL Intercreditor Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Revolver Agent, acting as agent for perfection of the Agent. In the event of any conflict between the terms of this Agreement and the terms of the ABL Intercreditor Agreement, the terms of the ABL Intercreditor Agreement shall govern and control.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantors and the Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.
SEARS HOMETOWN AND OUTLET STORES, INC., as a Grantor

By: /S/ E. J. BIRD
Senior Vice President and Chief Financial Officer

SEARS AUTHORIZED HOMETOWN STORES, LLC, as a Grantor

By: /S/ E. J. BIRD
Senior Vice President and Chief Financial Officer

SEARS HOME APPLIANCE SHOWROOMS, LLC, as a Grantor

By: /S/ E. J. BIRD
Senior Vice President and Chief Financial Officer

SEARS OUTLET STORES, L.L.C., as a Grantor

By: /S/ E. J. BIRD
Senior Vice President and Chief Financial Officer

[Signature Page to Guaranty and Security Agreement]

GORDON BROTHERS FINANCE COMPANY, as Agent

By: /S/ FELICIA GALEOTA
Vice President

[Signature Page to Guaranty and Security Agreement]

EXHIBIT 1
[Form of]

SECURITIES PLEDGE AMENDMENT
This Securities Pledge Amendment, dated as of _________, is delivered pursuant to SECTION 6.1 of that certain Guaranty and Security Agreement dated as of February 16, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement), made by (i) SEARS AUTHORIZED HOMETOWN STORES, LLC, a Delaware limited liability company having an office at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, as lead borrower for itself and the other Borrowers (the “Lead Borrower”), as lead borrower for itself and the other Borrowers (the “Lead Borrower”), (ii) THE BORROWERS party thereto from time to time (together with the Lead Borrower, the “Borrowers), and (iii) THE GUARANTORS party thereto from time to time (the “Guarantors”), as pledgors, assignors and debtors (the Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of GORDON BROTHERS FINANCE COMPANY, having an office at 800 Boylston Street, 27th Floor, Boston, Massachusetts 02199, in its capacity as administrative agent and collateral agent for the Credit Parties pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Agreement and that the Pledged Interests and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGED INTERESTS

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[    ],
as Grantor
By:
Name:
Title:
AGREED TO AND ACCEPTED:
GORDON BROTHERS FINANCE COMPANY, as Agent

By:
    Name:
    Title:

SCHEDULE I
Intercompany Notes

SCHEDULE II
Filings, Registrations and Recordings

SCHEDULE III

Pledged Interests

SCHEDULE IV

Commercial Tort Claims